Exhibit 10.2

BANKFINANCIAL CORPORATION

EMPLOYMENT AGREEMENT

THIS AGREEMENT (“Agreement”) is made effective as of October 20, 2008 (the “Effective Date”), by and between BankFinancial Corporation (the “Company”), a Maryland corporation having its principal office at 15 W 060 North Frontage Road, Burr Ridge, Illinois, and Paul A. Cloutier (“Executive”).

WHEREAS, the Board of Directors of the Company (the “Board”) considers the continued availability of Executive’s services to be important to the successful management and conduct of the Company’s business, and wishes to assure the continued availability of Executive’s full-time services to the Company as provided in this Agreement; and

WHEREAS, Executive is willing to continue to serve in the employ of the Company on a full-time basis on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.	POSITION AND RESPONSIBILITIES.

(a) Position. During the period of employment established by Section 2(a) of this Agreement (the “Employment Period”), Executive agrees to serve, if appointed to serve, as Chief Financial Officer and the Executive Vice President of the Finance Division of the Company and BankFinancial, F.S.B. (the “Bank”).

(b) Duties and Responsibilities. Executive shall have and exercise the duties, responsibilities, privileges, powers and authority commensurate with such position as the Board or the Chief Executive Officer of the Company has assigned and may hereafter assign to Executive.

(c) Faithful Performance. Except for periods of paid time off taken in accordance with Section 3(f) hereof or following a Disability Determination made in accordance with Section 4(b) hereof, or for services performed for the Company’s Affiliates (as defined below), Executive shall devote substantially all of his business time, attention, skill and efforts during the Employment Period to the faithful performance of his duties hereunder, and shall not engage in any business or activity that interferes with the performance of such duties or conflicts with the business, affairs or interests of the Company or the Bank; provided that, notwithstanding the foregoing, Executive may: (i) perform his obligations under any employment agreement hereafter entered into between the Bank and Executive (the “Bank Agreement”); (ii) hold directorships, offices or other positions in one or more other organizations to the extent permitted by the Company’s Professional Responsibility Policy, as amended from time to time, or as otherwise approved by the Board or the Chairman and Chief Executive Officer; and (iii) engage in sports officiating provided that the same does not interfere with Executive’s obligation to devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties under this Agreement.

(d) Performance Standards. During the Employment Period, Executive shall perform his duties in accordance with the policies and procedures of the Company, as amended from time to time, such reasonable performance standards as the Board or the Chief Executive Officer of the Company has established or may hereafter establish in the exercise of good faith business judgment, including those set forth in the Company’s Personnel Manual, as amended from time to time, and such Business Plans as the Board or the Chief Executive Officer of the Company has established or may hereafter establish in the exercise of good faith business judgment.

2.	TERM OF EMPLOYMENT.

(a) Term. The Employment Period shall commence as of the Effective Date and shall thereafter continue for a period of thirty-six (36) months unless extended as provided herein. On or before each anniversary of the Effective Date during the Employment Period (each an “Anniversary Date”), the Board, subject to the review process set forth in Section 2(b) hereof, may extend the Employment Period for an additional one (1) year so that the remaining term of the Employment Period shall then be thirty-six (36) months. All references herein to the Employment Period shall mean, for all purposes of this Agreement, Executive’s Employment Period as initially established by, and as may subsequently be extended pursuant to, this Section 2(a).

(b) Annual Review. The Board or the Board’s Human Resources Committee (the “Human Resources Committee”) shall review this Agreement and the compensation arrangements provided for herein at least annually on, before or within a reasonable time (not to exceed forty-five (45) days) after each Anniversary Date. As part of each annual review, the Board or the Human Resources Committee shall determine whether or not to increase Executive’s Base Salary as provided in Section 3(a) hereof and to extend the Employment Period for an additional one (1) year as provided in Section 2(a) hereof. The rationale and results of such review, and the justification for any such increase or extension, shall be documented in the minutes of the meeting at which the Board or the Human Resources Committee conducted such review, or in any written performance reviews referenced in such minutes. The Board, the Human Resources Committee or a person designated by either of them shall notify Executive in writing as soon as practicable, and not later than forty-five (45) days, after each applicable Anniversary Date, of the results of such review, including its decision whether or not to increase Executive’s Base Salary and to extend the Employment Period. A decision by or the failure of the Board or the Human Resources Committee to increase Executive’s Base Salary shall not constitute a breach of this Agreement or a “Good Reason” under Section 5(b) hereof. All decisions and actions of the Human Resources Committee pursuant to this Section 2(b) shall be subject to ratification by the Board only to the extent, if any, that ratification may be required by applicable laws and regulations.

(c) Notwithstanding the foregoing, in the event of a Change in Control (as defined below), the Employment Period shall automatically extend to the date which is the third (3rd) anniversary of the effective date of the Change in Control.

3.	COMPENSATION AND OTHER BENEFITS.

(a) Base Salary. During the Employment Period, the Company shall pay Executive the annual base salary that is reflected in the payroll records of the Company on the Effective Date (“Base Salary”), subject to any discretionary increases that the Board may hereafter elect to make pursuant to this Section 3(a). Any portion of annual Base Salary that Executive elects to defer under any deferred compensation arrangement that is now or hereafter maintained by the Company shall be considered part of Base Salary for the purposes of this Agreement. Executive’s Base Salary shall be payable in accordance with the regular payroll practices of the Company. The Board or the Human Resources Committee may increase Executive’s Base Salary at any time, but shall not reduce Executive’s Base Salary during the Employment Period without the Executive’s express prior written consent. All references herein to Base Salary shall mean, for all purposes of this Agreement, Executive’s Base Salary as initially established in, and as may subsequently be increased pursuant to, this Section 3(a).

(b) Bonuses; Incentive Compensation. In addition to Executive’s Base Salary, Executive shall be entitled to any cash or equity-based incentive compensation and bonuses to the extent earned pursuant to any plan or arrangement of the Company or the Bank in which Executive is eligible to participate during the Employment Period, or to such other extent as the Board or its Human Resources Committee may determine in its discretion to award to Executive.

(c) Other Compensation. The Company may provide such additional compensation to Executive in such form and in such amounts as may be approved by the Board or the Human Resources Committee in its sole discretion.

(d) Special Allowances. The Company shall provide Executive with either the use of an automobile or an automobile allowance and either the use of a cellular telephone or a cellular telephone allowance during the Employment Period in accordance with the standard policies and practices of the Company and consistent with that provided to Executive as of the Effective Date; provided that the allowance for a given year must be paid to the Executive not later than 2.5 months after the end of such year.

(e) Reimbursement of Expenses. The Company shall pay or reimburse Executive in accordance with the standard policies and practices of the Company for all reasonable expenses incurred by Executive during the Employment Period in connection with his employment hereunder or the business of the Company; provided that such payment or reimbursement must occur not later than 2.5 months after the end of the year in which such expense was incurred.

(f) Paid Time Off. Executive shall be entitled to receive not less than 176 hours of paid time off (“PTO”) per calendar year during the Employment Period in accordance with the PTO policies of the Company as then applicable to senior executive officers of the Company. Executive shall also be entitled to take time off during all legal holidays approved by the Board for Company employees generally. Executive shall receive his Base Salary and the other amounts and benefits provided for in Section 3 hereof during all PTO periods and legal holidays. Except as permitted by the PTO policies of the Company, Executive shall not be entitled to receive any additional compensation for his failure to take PTO or accumulate unused PTO from one year to the next.

(g) Other Benefits. The Company shall provide Executive with all other benefits that are now or hereafter provided uniformly to non-probationary full-time employees of the Company during the Employment Period, including, without limitation, benefits under any Section 125 Cafeteria Plan, any group medical, dental, vision, disability and life insurance plans that are now or hereafter maintained by the Company (collectively, the “Core Plans”), and under any 401(k) plan (“401(k) Plan”) and Employee Stock Ownership Plan (“ESOP”) that is now or hereafter sponsored by the Company, in each case subject to the Company’s policies concerning employee payments and contributions under such plans. The Company shall not make any changes to any Core Plan that would materially and adversely affect Executive’s rights or benefits under such plan unless such changes are made applicable to all non-probationary full-time employees of the Company on a non-discriminatory basis. Nothing paid to Executive under any Core Plan or any 401(k) Plan or ESOP shall be deemed to be in lieu of any other compensation that Executive is entitled to receive under this Agreement.

(h) Disability Insurance. During the Employment Period, the Company may provide Executive with a disability insurance policy with coverage sufficient to provide Executive with annual disability insurance payments in an amount up to sixty percent (60%) of Executive’s Base Salary for a period at least equal to the then remaining term of the Employment Period (the “Disability Policy”) in the event that Executive’s employment is terminated by reason of a Disability Determination (as defined below). If a Disability Policy is so provided, Executive shall be responsible for the payment of all premiums on the Disability Policy and shall cooperate with the Company in all respects as necessary or appropriate to enable the Company to procure the Disability Policy, and the Company shall provide Executive with an annual allowance in an amount sufficient, on an after-tax basis, to equal the annual premiums for the Disability Policy; provided that the allowance for a given year must be paid to the Executive not later than 2.5 months after the end of the year in which such premiums are paid.

(i) Disability Insurance Adjustment. If Executive receives disability benefits under the Disability Policy or any Core Plan or receives federal Social Security disability benefits (collectively, “Disability Payments”), the Company’s obligation under Section 3(a) and 6(b) hereof to pay Executive his Base Salary shall be reduced, as of the date the Disability Payments are first received by Executive, to an amount equal to the difference between Executive’s Base Salary and the Disability Payments that Executive received during each applicable payroll period. The Executive shall make reasonable good faith efforts to notify the Company of the receipt of Disability Payments.

(j) Club Dues. In addition to any other compensation provided for under this Agreement, the Company shall pay Executive an amount sufficient, on an after-tax basis, to maintain his membership at the Edgewood Valley Country Club during the Employment Period; provided that such payment must be made to Executive not later than 2.5 months after the end of the year in which such dues are paid.

(k) Limit on Perquisites. Notwithstanding the foregoing or anything to the contrary in this Agreement, the amounts payable to Executive pursuant to Section 3(d) and Section 3(j) of this Agreement in a given year shall not in the aggregate exceed ten percent (10%) of the cash compensation (defined as payments under Sections 3(a), 3(b) and 3(c), including the value of annual incentive compensation or bonuses to the extent paid in equity awards under the Company’s 2006 Equity Incentive Plan, as amended from time to time (the “2006 EIP”)) paid to Executive during such year.

4.	TERMINATION BY THE COMPANY.

(a) Termination For Cause. The Board may terminate Executive’s employment with the Company “For Cause” at any time during the Employment Period, subject to the requirements set forth in this Section 4(a) and in Section 7 of this Agreement. A termination “For Cause” shall mean the Company’s termination of Executive’s full-time employment hereunder because of Executive’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease-and-desist order, a repeated and material failure to achieve minimum objectives under a Business Plan established in accordance with Section 1(d) of this Agreement, a repeated and material failure of Executive to meet reasonable performance standards established in accordance with Section 1(d) of this Agreement, or a material breach of any provision of this Agreement. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated For Cause unless and until (i) there shall have been delivered to Executive a written notice of the Board’s intention to terminate Executive’s employment For Cause, specifying the alleged grounds for such termination; (ii) if the alleged grounds for such termination are a material breach of this Agreement, a repeated and material failure to achieve minimum objectives under a Business Plan established in accordance with Section 1(d) of this Agreement, or a repeated and material failure of Executive to meet reasonable performance standards established in accordance with Section 1(d) of this Agreement, providing Executive with a reasonable opportunity to cure, if curable, any conduct or acts alleged to be such; (iii) following delivery of such written notice, Executive (together with any counsel selected by him) shall have been given a reasonable opportunity to present to the Board, at a meeting called and held for or including that purpose, Executive’s position regarding any dispute that exists regarding the alleged grounds for termination For Cause; and (iv) the Board shall adopt a resolution by the affirmative vote of not less than a majority of its members, finding in good faith and on the basis of reasonable evidence that Executive was guilty of conduct justifying a termination For Cause. The Notice of Termination (as defined in Section 7 below) issued in connection with the termination of Executive’s employment For Cause shall be accompanied by a copy of such resolution. Should a dispute arise concerning the Executive’s termination For Cause, any review of the For Cause termination in any judicial or arbitration proceeding will be limited to a determination of whether the Board acted in good faith and on the basis of reasonable evidence. The Board shall also be deemed to have terminated Executive’s employment with the Company For Cause if Executive’s employment with the Bank is terminated For Cause during the Employment Period in accordance with the requirements set forth in the Bank Agreement.

(b) Termination for Disability. Upon a determination (a “Disability Determination”) of Disability (as defined below), the Board, in its discretion, may terminate Executive’s employment with the Company at any time from and after the date of such Disability Determination. Following a Disability Determination, the Board may, in lieu of terminating Executive’s employment by reason of the Disability Determination, appoint one or more other persons to serve as Acting Chief Financial Officer and/or Acting Executive Vice President of the Finance Division of the Company to fulfill, on a temporary basis, the duties and responsibilities of Executive. Any such temporary appointment shall be without prejudice to the Board’s right to thereafter terminate Executive’s employment based on a Disability Determination made pursuant to this Section 4(b) or as otherwise provided herein. The Board shall also be deemed to have terminated Executive’s employment with the Company based on a “Disability Determination” if Executive’s employment with the Bank is terminated during the Employment Period based on a “Disability Determination” in accordance with the requirements set forth in Section 4(b) of the Bank Agreement. The term “Disability” shall mean that (i) the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) the Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

(c) Termination Without Cause. The Board, in its discretion, may terminate Executive’s employment with the Company “Without Cause” at any time, subject to the notification requirements set forth in Section 7 hereof. A termination “Without Cause” shall mean the Board’s termination of Executive’s employment for any reason other than a termination For Cause or a termination based on a Disability Determination or death. The Board shall also be deemed to have terminated Executive’s employment with the Company Without Cause if Executive’s employment with the Bank is terminated during the Employment Period “Without Cause” in accordance with the requirements set forth in the Bank Agreement.

(d) Termination under Code Section 409A. Any termination described in this Section 4 will only be deemed to have occurred if such termination constitutes a “separation from service” as defined under Section 409A of the Internal Revenue Code of 1986, as amended, or any successor thereto (the “Code”).

5.	TERMINATION BY EXECUTIVE OR BY REASON OF DEATH.

(a) Termination By Resignation. Executive may, in his discretion, terminate his employment with the Company “By Resignation” at any time during the Employment Period, subject to the notification requirements set forth in Section 7 hereof. A termination “By Resignation” shall mean Executive’s termination of his employment for any reason other than a “Good Reason” as such term is defined in Section 5(b) hereof. Executive shall also be deemed to have resigned his employment with the Company, and to have terminated his employment with the Company By Resignation, if Executive’s employment with the Bank is terminated during the Employment Period By Resignation in accordance with the requirements set forth in the Bank Agreement.

(b) Termination For Good Reason. Executive may terminate Executive’s employment with the Company for “Good Reason,” subject to the requirements set forth in this Section 5(b) and the notification requirements set forth in Section 7 hereof. A termination for “Good Reason” shall mean Executive’s resignation from the Company’s employ during the Employment Period based upon any of the following reasons, but only if taken or occurring during the Employment Period without Executive’s prior written express consent: (i) a decision by the Board not to elect or re-elect or to appoint or re-appoint Executive to the offices of Chief Financial Officer and Executive Vice President of the Finance Division of the Company, or a decision by the Board to remove Executive from any such position; (ii) a failure by the Board to elect or re-elect or to appoint or re-appoint Executive to the offices of Chief Financial Officer and Executive Vice President of the Finance Division of the Company; (iii) the failure of the Board to extend the Employment Period in accordance with Section 2(a) for an additional one (1) year so that the remaining term thereof will be thirty six (36) months; (iv) the Board’s relocation of Executive’s principal place of employment to a place that is more than forty (40) miles from the principal office of the Company at 15 W 060 North Frontage Road, Burr Ridge, Illinois; (v) a reduction in Executive’s Base Salary, or a material reduction in the benefits to which Executive is entitled to receive under Section 3(d) through Section 3(j) of this Agreement; (vi) a liquidation or dissolution of the Company; (vii) a material uncured breach of this Agreement by the Company; (viii) Executive’s termination of his employment with the Bank for “Good Reason” as defined in the Bank Agreement; (ix) the Bank’s termination of Executive’s employment with the Bank “Without Cause” as defined in the Bank Agreement; or (x) the occurrence of a “Change in Control” as such term is defined in the 2006 EIP. Executive shall have the right to elect to terminate his employment for Good Reason only by giving the Chairman and Chief Executive Officer of the Company a Notice of Termination (as defined below) within sixty (60) days after the act, omission or event giving rise to said right to elect. Notwithstanding the foregoing, Executive shall not have a right to elect to terminate his employment (i) based on the events set forth in this Section 5(b) solely on the basis of the Board’s appointment of an Acting Chief Financial Officer and/or Acting Executive Vice President of the Finance Division of the Company following a Disability Determination made in accordance with Section 4(b) of this Agreement, or (ii) if the Company fully rescinds or cures, within ten (10) days after its receipt of Executive’s Notice of Termination, the act, omission or event giving rise to Executive’s right to elect to terminate his employment for Good Reason. Executive shall also be deemed to have terminated his employment with the Company for Good Reason if Executive’s employment with the Bank is terminated during the Employment Period for Good Reason in accordance with the requirements set forth in the Bank Agreement.

(c) Termination Upon Death. Executive’s employment with the Company shall terminate immediately upon Executive’s death, without regard to the notification requirements set forth in Section 7 hereof.

(d) Termination under Code Section 409A. Any termination described in this Section 5 will only be deemed to have occurred if such termination constitutes a “separation from service” as defined under Code Section 409A.

6.	FINANCIAL CONSEQUENCES OF TERMINATION.

(a) Termination For Cause. In the event that Executive’s employment is terminated For Cause during the Employment Period, the Company shall pay Executive the unpaid balance of Executive’s Base Salary through the effective date of the termination of Executive’s employment (“Earned Salary”), but Executive shall receive no bonus or incentive compensation for the current year (all such amounts shall remain unearned and unvested), and shall receive no compensation or other benefits (including the compensation and benefits set forth in Section 3(a) through Section 3(j) and Section 6 hereof) for any period after the effective date of the termination of Executive’s employment; provided, however, that any rights of Executive under any applicable state and federal laws, including ERISA and COBRA, and any rights of Executive that have vested, whether by application of any state or federal law, the provisions of any contract, employee benefits plan or otherwise, shall not be terminated or prejudiced by a termination For Cause. Upon Executive’s death, any payments due under this Section 6(a) shall be paid, as applicable, to Executive’s estate, trust or as otherwise required by law.

(b) Termination for Disability. In the event that Executive’s employment is terminated during the Employment Period based on a Disability Determination, the Company shall: (i) pay Executive his Earned Salary (as defined above); (ii) pay Executive an amount equal to the annual average of any cash incentive compensation and bonus that Executive received during the immediately preceding two (2) fiscal years, prorated based on the number of days during such year that elapsed prior to the effective date of the termination of Executive’s employment (“Prorated Incentive Compensation”); (iii) make, for the benefit of Executive, the matching 401(k) plan contribution that Executive is entitled to receive for the current year, prorated based on the number of days during such year that elapsed prior to the effective date of the termination of Executive’s employment (“Accrued Plan Contribution”); (iv) subject to the disability insurance adjustment set forth in Section 3(i) hereof, pay Executive the Base Salary that Executive would have been paid pursuant to Section 3(a) hereof from the effective date of termination through the date the Employment Period would have expired if Executive’s employment had not been sooner terminated based on a Disability Determination; (v) provide Executive (and upon his death his surviving spouse and minor children, if any) with the same coverage under the Core Plans that Executive (and his surviving spouse and minor children, if any) would have been provided pursuant to Section 3(g) hereof from the effective date of termination through the date the Employment Period would have expired if Executive’s employment had not been sooner terminated based on a Disability Determination (subject to payment of the costs and contributions that such plans provide are the responsibility of the insured employee); and (vi) provide Executive (and his surviving spouse and minor children, if any) with the health insurance continuation benefits set forth in Section 6(g), beginning on the date of the expiration of the health insurance coverage provided under the Core Plans pursuant to Section 6(b)(v) (subject to the payment of the costs specified therein). Amounts payable under Subsections (ii) and (iv) of this Section 6(b) shall be paid in a single lump sum on the Company’s second regular payroll date after the effective date of termination unless deferral of such payment is required under Section 25 of this Agreement. If deferral is required, Section 25 shall control the timing of such payments.

(c) Termination Without Cause. In the event that Executive’s employment is terminated Without Cause during the Employment Period, the Company shall: (i) pay Executive his Earned Salary (as defined above); (ii) pay Executive his Prorated Incentive Compensation (as defined above); (iii) make, for the benefit of Executive, the Accrued Plan Contribution (as defined above); (iv) pay Executive an amount equal to three (3) times Executive’s Average Annual Compensation (defined below); (v) provide Executive (and upon his death his surviving spouse and minor children, if any) with coverage under the Core Plans for a period of 36 months from the effective date of the termination of Executive’s employment (subject to payment of the costs and contributions that such plans provide are the responsibility of the insured employee); and (vi) provide Executive (and his spouse and minor children, if any) with the health insurance continuation benefits set forth in Section 6(g) beginning on the expiration date of the health insurance coverage provided under the Core Plans pursuant to Section 6(c)(v) (subject to the payment of the costs specified therein). The term “Average Annual Compensation,” as used in this Section 6(c), shall mean the average of Executive’s annual Compensation based on the most recent three (3) taxable years, or if Executive was employed by the Company for less than three (3) full taxable years, based on such lesser number of taxable years or portions thereof as Executive was employed by the Company. The term “Compensation” shall mean, for the purposes of the foregoing definition as it relates to any tax year, all Base Salary paid pursuant to Section 3(a), incentive compensation or bonuses paid pursuant to Section 3(b) (whether paid in cash or through equity awards made pursuant to the 2006 EIP), and any other compensation paid pursuant to Section 3(c). For purposes of clarity and not limitation, if all or a portion of Executive’s annual incentive compensation or bonus is paid in the form of equity awards or is paid in cash and converted after-tax into equity awards, then such amounts, on a gross basis, shall be included in the term Compensation; provided, however, that the term “Compensation” shall not include the initial equity awards that were made to Executive in 2006 under the 2006 EIP. Amounts payable under Subsections (ii) and (iv) of this Section 6(c) shall be paid in a single lump sum on the Bank’s second regular payroll date after the effective date of termination unless deferral of such payment is required under Section 25 of this Agreement. If deferral is required, Section 25 shall control the timing of such payments.

(d) Termination By Resignation. In the event that Executive’s full-time employment is terminated By Resignation during the Employment Period, the Company shall pay Executive his Earned Salary (as defined above), but Executive shall receive no compensation or other benefits (including the compensation and benefits set forth in Section 3(a) through Section 3(j) hereof) for any period after the effective date of the termination of Executive’s employment; provided, however, that any rights of Executive under any applicable state and federal laws, including ERISA and COBRA, and any rights of Executive that have vested, whether by application of any applicable state or federal law, the provisions of any contract, employee benefits plan or otherwise, shall not be terminated or prejudiced by a termination By Resignation.

(e) Termination for Good Reason. In the event that Executive’s employment is terminated by Executive for Good Reason during the Employment Period, the Company shall pay Executive the same amounts that Executive would have been paid pursuant to Sections 6(c)(i), (ii), (iii) and (iv), and shall provide Executive (and upon his death his surviving spouse and minor children, if any) with the same coverages under the Core Plans coverage that Executive (and his spouse and minor children, if any) would have been provided pursuant to Section 6(c)(v) (subject to the payment of the costs and contributions that such plans provide are the responsibility of the insured employee) and the same health insurance continuation benefits that Executive (and his spouse and minor children, if any) would have been provided pursuant Section 6(c)(vi) (subject to the payment of the costs specified therein) if Executive’s employment had been terminated by the Company Without Cause on the effective date of the termination of Executive’s employment. Amounts payable under this Section 6(e) shall be paid in a single lump sum on the Bank’s second regular payroll date after the effective date of termination unless deferral of such payment is required under Section 25 of this Agreement. If deferral is required, Section 25 shall control the timing of such payments.

(f) Termination Upon Death. In the event Executive’s employment with the Company is terminated during the Employment Period by reason of Executive’s death, the Company shall pay Executive’s estate or trust, as applicable, the same amounts Executive would have been paid pursuant to Sections 6(b)(i), (ii), (iii) and (iv), and shall provide his surviving spouse and minor children, if any, with the same coverages under the Core Plans that they would have been provided pursuant to Section 6(b)(v) (subject to the payment of the costs and contributions that such plans provide are the responsibility of the insured employee) and the same health insurance continuation coverages they would have been provided pursuant to Section 6(b)(vi) (subject to the payment of the costs specified therein) if Executive’s employment had been terminated by the Company based on a Disability Determination on the date of Executive’s death. Amounts payable under this Section 6(f) shall be paid in a single lump sum on the Company’s second regular payroll date after the date of Executive’s death.

(g) Post-Employment Health Insurance. In the event of Executive’s termination of employment pursuant to Sections 4(b), 4(c), 5(b) or 5(c), beginning on the expiration date of any health insurance coverage under the Core Plans provided pursuant to Section 6 hereof and continuing through the earlier of (i) the date on which Executive becomes eligible for comparable coverage under another group health insurance plan with no pre-existing condition limitation or exclusion or (ii) the date on which Executive becomes entitled to benefits under Medicare (and the date on which the Executive’s spouse becomes entitled to benefits under Medicare with respect to the right to continued coverage for such spouse), Executive (and any qualified dependents, including Executive’s spouse) shall be entitled to group health insurance coverage. Such coverage shall be provided under the group health insurance plan in which the employees and senior executives of the Bank and the Company (including the employees and senior executives of any successors of the Bank and the Company) participate (as such plan is then in effect and as it may be modified, replaced or substituted at any time and from time to time during the period of coverage contemplated in this Section 6(g)), to the same extent as Executive was participating immediately prior to termination, at the Executive’s cost, which cost shall be an amount equal to the cost of such benefits as if such benefits were being provided pursuant to COBRA. Executive shall promptly notify the Company if Executive becomes eligible for coverage under another group health plan with no pre-existing condition limitation or exclusion or Executive becomes entitled to full benefits under Medicare. Nothing contained in this section is intended to limit or otherwise modify benefits that the Executive may otherwise be entitled to under this Agreement with respect to the Core Plans.

(h) General Release. In consideration of the Company’s agreements with respect to the monetary payments and other benefits provided for in Section 6 of this Agreement (which payments and benefits exceed the nature and scope of that to which Executive would have been legally entitled to receive absent this Agreement), and as a condition precedent to Executive’s receipt of such payments and other benefits, Executive (or in the event of Executive’s death, Executive’s executor, trustee, administrator or personal representative, as applicable), shall, at the time the first of any such payments and other benefits is tendered, execute and deliver to the Company a general release in favor of the Company and its Affiliates (as defined below), releasing all claims, demands, causes of actions and liabilities arising out of this Agreement, Executive’s employment or the termination thereof, including, but not limited to, claims, demands, causes of action and liabilities for wages, back pay, front pay, attorney’s fees, other sums of money, insurance, benefits, or contracts; and all claims, demands, causes of actions and liabilities arising out of or under the statutory, common law or other rules, orders or regulations of the United States or any State or political subdivision thereof, whether now existed or hereinafter enacted or adopted, including the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, and no further payments shall be due Executive until such time as all applicable waiting or rescission periods thereunder shall have expired or shall have been waived. Notwithstanding the foregoing or anything to the contrary herein, the general release shall not release, and shall expressly reserve, any unperformed obligations of the Company under this Agreement, or of the Bank under the 2006 EIP or the Bank Agreement, to Executive.

7.	NOTICE OF TERMINATION.

Any termination or purported termination by the Company or Executive of Executive’s employment with the Company shall be communicated by a Notice of Termination to the other party. A “Notice of Termination” shall mean a written notice that shall set forth the effective date of the termination of Executive’s employment, identify the specific termination provision(s) in this Agreement relied upon, and set forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of Executive’s employment under the provision so identified. The party issuing the Notice of Termination shall cause it to be delivered to the other party either in person, by United States mail or via a reputable commercial delivery service (i) not less than thirty (30) days prior to the effective date of termination in the case of a termination Without Cause or By Resignation or based on a Disability Determination; (ii) not less than thirty (30) days prior to the effective date of termination and as otherwise provided in Section 4(a) hereof in the case of a termination For Cause; and (iii) as provided in Section 5(b) hereof in the case of a termination for Good Reason. Notices to the Company shall be addressed and delivered to the principal headquarters office of the Company, Attention: Chief Executive Officer, with a copy concurrently so delivered to General Corporate Counsel to the Company, Barack Ferrazzano Kirschbaum & Nagelberg LLP, 200 West Madison Street, Suite 3900, Chicago, Illinois 60606, to the joint attention of Edwin S. del Hierro and Donald L. Norman, Jr. Notices to the Executive shall be sent to the address set forth below the Executive’s signature on this Agreement, or to such other address as Executive may hereafter designate in a written notice given to the Company and its counsel.

8.	NON-COMPETITION AND OTHER AGREEMENTS.

(a) Non-Competition. Executive shall not, during the Non-Competition Period (as hereinafter defined), directly or indirectly, and in any capacity, including as an individual for Executive’s own account, or as an employee, agent, independent contractor, consultant, officer, director, stockholder, owner or member of any association, corporation (whether for profit or not for profit), partnership (whether general or limited), limited liability company, trust, firm, any federal, state or local government, agency, commission, board, district or body politic, any other registered or legal entity of any type (each a “Legal Entity”), or as an employee, agent, independent contractor or consultant of or for any person, compete with the Company in any of the following lines of business: the business of originating or purchasing loans, leases and payment streams thereunder, accepting deposits, selling or providing insurance, securities, financial planning, and asset management products and services, accepting referrals of any of the foregoing, and other business contracts, relationships or activities of the Company and any Affiliate (as defined below) of the Company (collectively, “Banking Business”) from a place that is located within five (5) miles of a place where the Company or any Affiliate maintains a branch, office or other place of business, or has filed a regulatory notice or application to establish a branch, office or other place of business (collectively, the “Restricted Area”). The term “Non-Competition Period” shall mean: (i) the greater of (A) six (6) months after the effective date of the termination of Executive’s employment, and (B) any period of time during which Executive is entitled to receive payments or benefits pursuant to Sections 6(b), (c) or (e) of this Agreement on account of a termination based on a Disability Determination, Without Cause or for Good Reason, respectively; and (ii) six (6) months from the effective date of the termination of Executive’s employment if such employment is terminated By Resignation or With Cause. Notwithstanding the foregoing or anything to the contrary herein, Executive shall be entitled to engage in the practice of public accounting during the Non-Competition Period and the foregoing restrictions shall not apply to any activities in which Executive engages that are within the scope of Executive’s practice of public accounting. The term “Affiliate” means, for all purposes of this Agreement, any Legal Entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. The following Legal Entities are Affiliates of the Company as of the date of this Agreement: the Bank; Financial Assurance Services, Inc.; SXNB Corporation (an Illinois corporation in dissolution); Success Bancshares, Inc. (a Delaware corporation in dissolution); and BF Asset Recovery Corporation.

(b) Non-Solicitation. Executive shall not, during the Non-Solicitation Period (as hereinafter defined), directly or indirectly, either as an individual for Executive’s own account, or as an employee, agent, independent contractor or consultant of or for any person or Legal Entity, or as an officer, director, stockholder, owner or member of any Legal Entity: (i) call upon or solicit for the purpose of obtaining Banking Business from, or do any Banking Business with, any person or Legal Entity that was or is a customer of the Company or any Affiliate at any time between the Effective Date of this Agreement and the last day of the Non-Solicitation Period (a “Protected Customer”); (ii) divert or take away from the Company or an Affiliate any existing Banking Business between the Company or an Affiliate and a Protected Customer; (iii) call upon or solicit for the purpose of obtaining Banking Business from, or do any Banking Business with, any person or Legal Entity from which the Company or an Affiliate purchased loans or personal property leases (or any payment streams thereunder), or that referred or originated loans or personal property leases (or any payment streams thereunder) to, for or on behalf of the Company or an Affiliate at any time between the Effective Date of this Agreement and the last day of the Non-Solicitation Period (a “Protected Referral Source”); (iv) divert or take away from the Company or an Affiliate any existing Banking Business between the Company or an Affiliate and a Protected Referral Source; (v) solicit or induce any Protected Customer or Protected Referral Source to terminate or not renew or continue any Banking Business with the Company or any Affiliate, or to terminate or not renew or continue any contractual relationship with the Company or any Affiliate; (vi) hire, or assist or cause any person or Legal Entity with which Executive is affiliated or associated in hiring, any person who was or is an employee of the Company or any Affiliate between the Effective Date of this Agreement and the last day of the Non-Solicitation Period (a “Protected Employee”); (vii) solicit or induce any Protected Employee to terminate his or her employment with the Company or any Affiliate; or (viii) attempt to do, or conspire with or aid and abet others in doing or attempting to do, any of the foregoing. The term “Non-Solicitation Period” shall mean, except as provided in Section 8(f) below, a period of eighteen (18) months commencing on the effective date of the termination of Executive’s employment.

(c) Confidentiality. Executive recognizes and acknowledges that personal information and knowledge thereof regarding the customers of the Company and its Affiliates are protected by state and federal law and the Privacy Principles of the Company and its Affiliates, as amended from time to time (collectively, “Protected Customer Information”), and that customer lists, trade secrets, nonpublic financial information, and nonpublic past, present, planned or considered business activities of the Company and its Affiliates and any plans for such business activities (collectively, “Proprietary Information”) are valuable, special and unique assets of the Company. Executive will not, during or after the Employment Period, disclose any Protected Customer Information or Proprietary Information or his knowledge thereof to any person or Legal Entity other than the Company or any Affiliate, or use any Protected Customer Information or Proprietary Information to the detriment of the Company, any Affiliate or any of their respective customers or employees, or for the benefit of himself, any person or any Legal Entity, for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may (i) disclose and use information that becomes publicly known through no wrongful act or omission of Executive, but only if the disclosure of such information is not restricted by any applicable state or federal laws or regulations and the information is not received from a person who was or is bound by an obligation not to disclose such information; (ii) disclose and use any financial, banking, business or economic principles, concepts or ideas that do not constitute Protected Customer Information or Proprietary Information; (iii) disclose any information regarding the business activities of the Company or its Affiliates to a governmental authority pursuant to a formal written request made by such governmental authority; and (iv) disclose any information required to be disclosed by Executive pursuant to an order or judicial process issued by a court of competent jurisdiction; provided, however, that to the extent not prohibited by applicable state or federal law, Executive shall provide the Company or the applicable Affiliate with at least ten (10) days’ prior written notice of his intention to disclose information pursuant to subparagraph (iii) or (iv) of this Section 8(c).

(d) Cooperation in Legal Proceedings. During the Employment Period and for a period equal to three (3) years from the effective date of the termination of Executive’s employment, Executive shall, upon reasonable notice, furnish such cooperation, information and assistance to the Company as may reasonably be required by the Company or any Affiliate of the Company in connection with any pending or threatened judicial, administrative or arbitration proceeding or any investigation that is based on events or circumstances in which Executive had personal knowledge or involvement and in which the Company or any of its Affiliates is or may become a party or target, except for proceedings instituted against Executive by the Company or any governmental or regulatory authority, or proceedings instituted by Executive against the Company to enforce the terms of this Agreement or any other duties or obligations of the Company to Executive. The Company, or if applicable, its Affiliate, shall reimburse Executive for all reasonable costs and expenses incurred by Executive in providing such cooperation, information and assistance. Unless Executive’s appearance is compelled by a court order or other legal process, Executive shall not be obligated to devote more than two (2) days per calendar month in fulfilling his obligations under this Section 8(d), and the Company or its Affiliate shall make reasonable accommodations to avoid interfering with any duties that Executive may then have to any client or other employer. Notwithstanding anything to the contrary in this Section 8(d) or this Agreement, while Executive will be encouraged to voluntarily provide sworn testimony where appropriate, Executive shall have no duty to provide sworn testimony in any judicial, arbitration or discovery proceeding except as may be required by any rule of procedure, subpoena or judicial process applicable to or enforceable against Executive, and in no case shall Executive be required to provide any testimony that, in the judgment of Executive, might or could expose him to civil liability or compromise his privilege against self incrimination. Any testimony given by Executive in such a proceeding shall be truthful, but in no event shall the content of any testimony given by Executive in such a proceeding constitute a breach of this Section 8(d) or any other provision of this Agreement. Executive may condition his providing of assistance and testimony hereunder on his receipt of an undertaking from the Company that it will indemnify him for such actions to the fullest extent permitted by applicable law.

(e) Remedies. Executive and the Company stipulate that irreparable injury will result to the Company and its Affiliates and their business and property in the event of Executive’s violation of any provision of this Section 8, and agree that, in the event of any such violation by Executive, the Company, and if applicable, its Affiliates, will be entitled, in addition to any other rights, remedies and money damages that may then be available, to injunctive relief to restrain the violation hereof by Executive, Executive’s partners, agents, servants, employees and all persons acting for, under the direction or control of or in concert with Executive, and to such other equitable remedies as may then be available. Nothing herein will be construed as prohibiting the Company or any Affiliate from pursuing any other remedies available to the Company or such Affiliate for such breach or threatened breach, including the recovery of money damages from Executive.

(f) Adjustment of Non-Solicitation Period. The Non-Solicitation Period shall be reduced from eighteen (18) months to ninety (90) days, but only with respect to the restrictions set forth in Subsection (b)(i) and Subsection (b)(iii) of Section 8 of this Agreement (and the prohibitions in Subsection (b)(viii) of Section 8 against aiding, abetting, inducing or conspiring with others to violate those restrictions), in the event that the Company terminates Executive’s employment For Cause based on a repeated and material failure to achieve minimum objectives under a Business Plan established in accordance with Section 1(d) of this Agreement, or a repeated and material failure of Executive to meet reasonable performance standards established in accordance with Section 1(d) of this Agreement. The Non-Solicitation Period shall be reduced from eighteen (18) months to six (6) months, but only with respect to the restrictions set forth in Subsection (b)(i) and Subsection (b)(iii) of Section 8 of this Agreement (and the prohibitions in Subsection (b)(viii) of Section 8 against, aiding, abetting, inducing or conspiring with others to violate those restrictions), in the event that the Company terminates this Agreement Without Cause or Executive terminates this Agreement for Good Reason, provided that, in either case, Executive executes and delivers to the Company a writing, acceptable in form and substance to the Company, that releases and waives any and all obligations that the Company may have under Section 6(c) or 6(e) of this Agreement to pay Executive any Base Salary after the expiration of such six-month period, or to provide Executive (or upon his death, his surviving spouse and minor children, if any) with coverage under the Core Plans after the expiration of such six-month Non-Solicitation Period.

9.	SOURCE OF FUNDS; ALLOCATION.

All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Company; provided, however, that to the extent that any cash compensation payments and benefits (other than benefits provided by the Company under the 2006 EIP) provided for in this Agreement are paid to or received by Executive from the Bank, whether pursuant to the Bank Agreement or otherwise, such cash compensation payments and benefits paid by the Bank shall be subtracted from any amounts due simultaneously to Executive under this Agreement. Payments due Executive pursuant to this Agreement and the Bank Agreement shall be allocated in proportion to the services rendered and time expended on such activities by Executive as determined by the Company and the Bank on a quarterly basis or as required by law.

10.	EFFECT OF A CHANGE IN CONTROL.

In the event of a Change in Control of the Company or the Bank, the following provisions shall control the rights and obligations of the Company and the Executive under this Agreement:

(a) All payments that would otherwise be paid in a series of installments pursuant to Section 6 shall instead be paid in a single lump sum within five (5) business days of the date of termination (subject to the possible delay of such payment under Section 25 of this Agreement); provided, however, that if the event constituting the Change in Control does not also constitutes a “change in the ownership” or “change in the effective control” of the Company or the Bank, as provided under Code Section 409A, then such payments shall be paid in accordance with the terms of Section 6, as may be applicable.

(b) Notwithstanding anything contained herein or in the Bank Agreement to the contrary, the term “Banking Business” as defined in Section 8(a) shall be limited in scope to that which would have been in effect immediately prior to the date of the Change in Control.

(c) Notwithstanding anything contained herein or in the Bank Agreement to the contrary, the terms “Non-Competition Period” and the “Non-Solicitation Period” as defined in Sections 8(a) and 8(b) shall be reduced to six (6) months following the date of termination.

(d) Notwithstanding anything contained in the Bank Agreement to the contrary, the Restricted Area shall be limited in scope to that which would have been in effect immediately prior to the date of the Change in Control.

(e) Notwithstanding anything contained in Section 9 of this Agreement or the Bank Agreement to the contrary, all obligations of the Company and the Bank pursuant to this Agreement or the Bank Agreement, will be first provided to the Executive pursuant to this Agreement.

11.	EFFECT ON PRIOR AGREEMENTS AND EXISTING PLANS.

This Agreement contains the entire understanding between the parties hereto with respect to Executive’s employment with the Company, and supersedes any prior offer of employment, employment letter or other agreements or understandings between the Company and Executive, whether oral or written, with respect thereto, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind provided for in any Core Plan, the Company’s 2006 Equity Incentive Plan or any separate plan or program established for the benefit of Company employees generally, or any separate plan or program established after the date of this Agreement for the specific benefit of Executive. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

12.	MODIFICATION AND WAIVER.

This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto and approved by the Board; provided that in no circumstances may this Agreement be modified or amended if such modification or amendment would not be permitted under Code Section 409A. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived. Notwithstanding the foregoing, in the event that any provision or the implementation of any provision of this Agreement is finally determined to violate any applicable law, regulation or other regulatory requirement that is binding on the Company, Executive and the Company agree to amend such provision to the extent necessary to remove or eliminate such violation and such provision shall then be applicable in the amended form.

13.	NO ATTACHMENT.

Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

14.	REQUIRED PROVISIONS.

In the event any of the foregoing provisions of this Agreement are in conflict with the provisions of this Section 14, this Section 14 shall prevail.

(a) Rights Not Prejudiced. Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k) and the rules and regulations promulgated thereunder in 12 C.F.R. Part 359.

(b) Certain Payments. Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and 12 C.F.R. Section 545.121 and any rules and regulations promulgated thereunder.

15.	WITHHOLDING.

All payments required to be made to Executive under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company reasonably determines should be withheld pursuant to any applicable state or federal law or regulation.

16.	SEVERABILITY.

If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision that is not held invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect. Without limiting the foregoing, if any provisions of Section 8 of this Agreement are held to be unenforceable because of the scope, duration or area of applicability, the court making such determination shall have the power to modify such scope, duration or area of applicability, or all of them, and such provision shall then be applicable in the modified form.

17.	HEADINGS FOR REFERENCE ONLY.

The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18.	GOVERNING LAW.

The validity, interpretation, performance and enforcement of this Agreement shall be governed by the internal laws of the State of Illinois, without regard or reference to any principles of conflicts of law of the State of Illinois, except to the extent that such internal laws are preempted by the laws of the United States or the regulations of the OTS or any other agency of the United States.

19.	DISPUTE RESOLUTION.

(a) Arbitration. Except for claims, cases or controversies based on or arising out of Section 8 of this Agreement (“Section 8 Claims”), all claims, cases or controversies arising out of or in connection with either this Agreement, Executive’s employment with the Company or the termination or cessation of such employment (collectively, “Employment Claims”), whether asserted against the Company, an Affiliate (as defined below), and/or an officer, director or employee of the Company or an Affiliate, and whether based on this Agreement or existing or subsequently enacted or adopted statutory or common law doctrines, shall be finally settled by arbitration conducted by JAMS Endispute or a successor entity (“JAMS”) in Chicago, Illinois, in accordance with the then applicable Employment Arbitration Rules and Procedures of JAMS, or in the event JAMS or a successor in interest of JAMS no longer provides arbitration services, by the American Arbitration Association or a successor entity (the “AAA”) in accordance with its then applicable National Rules for the Resolution of Employment Disputes. The costs and fees imposed by JAMS or the AAA for conducting such arbitration shall be borne equally by Executive and the Company unless the arbitrator determines otherwise. The award rendered by the arbitrator(s) shall be final and binding upon Executive, the Company and any other parties to such proceeding, and may be entered and enforced as a judgment in any court of competent jurisdiction. The Employment Claims subject to arbitration hereunder shall include, but shall not be limited to, those arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, including the amendments of the Civil Rights Act of 1991, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the law of contract, the law of tort, and other claims under federal, state or local statutes, ordinances and rules or the common law. Executive and the Company acknowledge that by agreeing to arbitration they are relinquishing all rights they have to sue each other for Employment Claims that do not constitute Section 8 Claims and any rights that they may have to a jury trial on Employment Claims that do not constitute Section 8 Claims.

(b) Section 8 Claims. All Section 8 Claims shall be brought, commenced and maintained only in a state or federal court of competent jurisdiction situated in the County of Cook or the County of DuPage, State of Illinois. Executive and the Company each hereby (i) consents to the exercise of jurisdiction over his or its person and property by any court of competent jurisdiction situated in the County of Cook or the County of DuPage, State of Illinois for the enforcement of any claim, case or controversy based on or arising under Section 8 of this Agreement; (ii) waives any and all personal or other rights to object to such jurisdiction for such purposes; and (iii) waives any objection which it may have to the laying of venue of any such action, suit or proceeding in any such court.

20.	INDEMNIFICATION AND INSURANCE.

(a) General. The Company shall indemnify Executive, and shall promptly pay to Executive, in advance of the final disposition of Proceeding to which Executive is a Party by reason of his service in his Official Capacity, the reasonable Expenses incurred by Executive in such Proceeding, in each case to the maximum extent permitted or required by Maryland law as in effect on the date hereof and as amended from time to time, including, without limitation, Section 2-418 of the Maryland General Corporation Law (the “MGCL”); provided that: (i) the Company shall not be obligated to pay or advance any amounts otherwise indemnifiable or payable hereunder if and to the extent that Executive has otherwise actually received such payment or advance under any insurance policy or any other contract or agreement to which Executive is a Party, including, without limitation, the Bank Employment Contract or any directors’ and officers’ liability insurance policy maintained by the Company, the Bank or any affiliate of either; and (ii) the Company shall only pay and advance Expenses under procedures permitted or required by applicable law. For the purposes of this Section 20, the terms “Expenses,” “Official Capacity,” “Party” and “Proceeding” shall have the meanings provided in Section 2-418 of the MGCL, as in effect on the date hereof.

(b) Successful Defense of Claims. If a claim for indemnification under this Section 20 is based on Executive’s successful defense of a Proceeding, Executive shall be deemed to have been successful in the defense of a claim, issue or matter asserted in such Proceeding if it is dismissed pursuant to a settlement agreement that is approved by the Company in writing, or if such claim, issue or matter is otherwise dismissed, on the merits or otherwise, with or without prejudice. If Executive is successful in the defense of one or more but less than all claims, issues or matters asserted or arising in a Proceeding, the Company shall indemnify Executive for all

Expenses actually and reasonably incurred by Executive or on his behalf in connection with each claim, issue or matter that Executive has successfully defended. In such event, Expenses shall be allocated on a reasonable and proportionate basis among the claims, issues and matters that have been successfully defended, and among any that have not been successfully defended.

(c) Procedures. To seek indemnification or the advance of Expenses hereunder, Executive shall submit to the Company a written request therefor, which shall: (i) describe with reasonable particularity the claim that has been made or threatened against Executive and the reasons why Executive believes that it is lawful and appropriate for the Company to indemnify and/or pay, advance or reimburse Expenses to Executive in connection therewith; and (ii) contain or include such documentation and information as is reasonably available to Executive and is reasonably necessary to enable the Board of Directors or a committee thereof, or if applicable, special legal counsel to the Board of Directors, to determine whether to approve, deny or otherwise respond to such request. Such determination shall be made and communicated to Executive in writing as soon as reasonably practicable, but in no case more than thirty (30) days of the Company’s receipt of Executive’s request. In any Proceeding commenced to enforce Executive’s entitlement to indemnification or the advance of Expenses, the Company shall have the burden of proving that Executive is not entitled to indemnification or the advance of Expenses, as the case may be. All other procedures with respect to indemnification and the payment, advancement or reimbursement of Expenses in connection with a Proceeding to which Executive is a Party by reason of his service in his Official Capacity shall be as provided in the charter or bylaws of the Company and Maryland law.

(d) Survival of Rights and Benefits. The rights and benefits provided to Executive under this Section 20 shall survive the termination or expiration of this Agreement and shall not be deemed to be exclusive of any other rights or benefits to which Executive may at any time be entitled under Maryland law or any other applicable law, the charter or bylaws of the Company, or any other agreement to which Executive is a Party. No amendment, alteration or repeal of any applicable Maryland law or any provision of the charter or bylaws of the Company shall: (i) have the effect of reducing, limiting or restricting the rights and benefits that were available to Executive under this Section 20 based on such law or provision as in effect on the date hereof; or (ii) limit or restrict any right of or benefit to Executive hereunder in respect of any action taken or omitted by Executive in his official capacity prior to such amendment, alteration or repeal.

21.	COSTS AND LEGAL FEES.

(a) Payment to Executive. Except as provided in Section 19(a) hereof, in the event any dispute or controversy arising under or in connection with any provision of this Agreement other than Section 8 hereof is resolved on the merits in favor of Executive pursuant to an arbitration award or final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), the Company shall be obligated to pay Executive, within thirty (30) days after the date on which such judgment becomes final and not subject to further appeal, all reasonable costs and legal fees paid or incurred by Executive in connection with such dispute or controversy.

(b) Payment to the Company. Except as provided in Section 19(a) hereof, in the event any dispute or controversy arising under or in connection with Section 8 of this Agreement is resolved on the merits in favor of the Company pursuant to an arbitration award or final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), Executive shall be obligated to pay the Company, within thirty (30) days after the date on which such judgment becomes final and not subject to further appeal, all reasonable costs and legal fees paid or incurred by the Company in connection with such dispute or controversy.

22.	NO CONFLICTS.

Executive has heretofore advised the Company and hereby represents that the execution and delivery of this Agreement and the performance of the obligations hereunder do not and will not conflict with, or result in any default, violation or breach of any contract or agreement to which Executive is a party, or of any legal duty of Executive.

23.	SURVIVAL.

The rights and obligations of Executive and the Company under Sections 6, 8, 14, 18, 19, 20 and 21 of this Agreement shall survive the termination of Executive’s employment and the termination or expiration of this Agreement. All other rights and obligations of Executive and the Company shall survive the termination or expiration of this Agreement shall survive such termination only to the extent that they expressly contemplate future performance and remain unperformed.

24.	SUCCESSORS AND ASSIGNS.

(a) Continuing Rights and Obligations. This Agreement shall be binding upon, and inure to the benefit of, Executive and his heirs, executors, administrators and assigns, and the Company and its successors and assigns. The Company shall require any of its successors or assigns, whether resulting from a purchase, merger, consolidation, reorganization, conversion or a transfer of all or substantially all of its business or assets, to expressly and unconditionally to assume and agree to perform its obligations under this Agreement, in the same manner and to the same extent that it would be required to perform such obligations if no such succession or assignment had occurred.

(b) Payments to Estate or Trust. Any amounts due Executive hereunder shall be paid to Executive’s estate in the event of Executive’s death except as expressly provided herein; provided that, notwithstanding the foregoing, Executive may, in his discretion, provide for the payment of some or all of such amounts to a trust established by Executive. In the event that Executive desires that such amounts be paid to a trust, Executive shall notify the Company of such intention in writing and comply with any requirements of applicable law.

25.	CODE SECTION 409A.

(a) To the extent that any of the terms and conditions contained herein constitute an amendment or modification of the time or manner of payment under a non-qualified deferred compensation plan (as defined under Code Section 409A), then to the extent necessary under the transitional guidance under Internal Revenue Service Notice 2007-86, this Agreement constitutes an amendment to, and a new election under, such deferred compensation plan, in order to properly modify the time or manner of payment consistent with such guidance.

(b) It is intended that the Agreement shall comply with the provisions of Code Section 409A and the Treasury regulations relating thereto so as not to subject Executive to the payment of additional taxes and interest under Code Section 409A. In furtherance of this intent, this Agreement shall be interpreted, operated and administered in a manner consistent with these intentions, and to the extent that any regulations or other guidance issued under Code Section 409A would result in the Executive being subject to payment of additional income taxes or interest under Code Section 409A, the parties agree to amend the Agreement to maintain to the maximum extent practicable the original intent of the Agreement while avoiding the application of such taxes or interest under Code Section 409A.

(c) Notwithstanding any provision in the Agreement to the contrary if, as of the effective date of Executive’s termination of employment, he is a “Specified Employee,” then, only to the extent required pursuant to Section 409A(a)(2)(B)(i), payments due under this Agreement which are deemed to be deferred compensation shall be subject to a six (6) month delay following the Executive’s separation from service. For purposes of Code Section 409A, all installment payments of deferred compensation made hereunder, or pursuant to another plan or arrangement, shall be deemed to be separate payments and, accordingly, the aforementioned deferral shall only apply to separate payments which would occur during the six (6) month deferral period and all other payments shall be unaffected. All delayed payments shall be accumulated and paid in a lump-sum catch-up payment as of the first day of the seventh-month following separation from service (or, if earlier, the date of death of the Executive) with all such delayed payments being credited with interest (compounded monthly) for this period of delay equal to the prime rate in effect on the first day of such six-month period. Any portion of the benefits hereunder that were not otherwise due to be paid during the six-month period following the termination shall be paid to the Executive in accordance with the payment schedule established herein.

(d) The term “Specified Employee” shall mean any person who is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof), as determined by the Company based upon the 12-month period ending on each December 31st (such 12-month period is referred to below as the “identification period”). If Executive is determined to be a key employee under Code Section 416(i) (without regard to paragraph (5) thereof) during the identification period he shall be treated as a Specified Employee for purposes of this Agreement during the 12-month period that begins on the April 1 following the close of such identification period. For purposes of determining whether Executive is a key employee under Code Section 416(i), “compensation” shall mean Executive’s W-2 compensation as reported by the Company for a particular calendar year.

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IN WITNESS WHEREOF, BankFinancial Corporation has caused this Agreement to be executed by its duly authorized officers and directors, and Executive has signed this Agreement as of this 20th day of October, 2008.

BANKFINANCIAL CORPORATION	EXECUTIVE

By:
Paul A. Cloutier
Its: